EXHIBIT 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER


         Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. ss.1350), the undersigned, Marissa Dermer, Chief Financial Officer of Onspan Networking, Inc. (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the year ended December 31, 2002 (the "Report").

         The undersigned certifies that:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has executed this certification as of the 12th day of February, 2003.


                                                     By: /s/ Marissa Dermer
                                                         ------------------
                                                         Marissa Dermer,
                                                         Chief Financial Officer